Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Randgold Resources Limited (the ‘‘Company’’) on Form 20-F for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, D. Mark Bristow, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ D. Mark Bristow
D. Mark Bristow
Chief Executive Officer
June 20, 2008